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                                                                    Exhibit 10.1


                        SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     This Separation Agreement and Release (hereinafter the "Agreement") dated as of the 11th day of December, 2001, contains all terms and compromises reached between Austin P. Young ("Mr. Young"), CellStar Ltd. (hereinafter the "Employer"), CellStar Corporation ("CellStar"), and all affiliated entities, in connection with Mr. Young's separation from employment with the Employer. It is the intent of the parties, by entering into this Agreement, to resolve any and all disputes, claims or causes of action which might now exist or arise in the future between them.

IT IS THEREFORE AGREED THAT:

     1. Employer and Mr. Young hereby mutually agree that Mr. Young's employment with Employer, CellStar and their affiliated entities will automatically terminate effective December 31, 2001 (hereinafter the "Termination Date"). Furthermore, effective upon the date set forth in the first paragraph of this Agreement, Mr. Young resigns from all director and officer positions with CellStar and its affiliated entities, and any other positions that he currently holds with the Company and its affiliates. Mr. Young shall remain on the payroll as an employee from the date of this Agreement to the Termination Date and perform the duties reasonably assigned to him from time to time by the Chief Executive Officer and Board of Directors of CellStar. Mr. Young will devote substantially all of his time, energy, skill and best efforts to the performance of his duties, and will faithfully and diligently perform such duties. During such time, Mr. Young's actions shall be subject to the direction of the Chief Executive Officer and the Board of Directors of CellStar.

     2. In consideration for Mr. Young's promises and covenants in this Agreement, the Employer agrees:

     a.   to pay Mr. Young's current salary through the Termination Date.

     b. to pay Mr. Young, in accordance with the formula set forth in the Employment Agreement dated November 5, 1999 between Mr. Young and the Employer (the "Employment Agreement"), the amount of $670,341.00 (less required withholding), within fifteen (15) days after the Termination Date;

     c. to pay Mr. Young for accrued, but unused, vacation upon the Termination Date; and

     d. to pay Mr. Young the Annual Incentive Payment (less required withholding) pursuant to paragraph 1.4(b) and 1.6(c) of the Employment Agreement (which sections, as modified by this paragraph 2, are incorporated herein by reference) promptly after the amount of such payment is determined, if such payment is earned in accordance with the terms of its grant; provided, however, it is specifically understood and agreed by the parties hereto that Mr. Young will not be eligible to participate in the annual incentive plan approved by the Compensation Committee of Parent's Board of Directors for fiscal 2002.

     3. In consideration for the promises, payments and benefits provided herein by Employer, and in order to fully compromise and settle any and all claims and causes of action of any kind

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whatsoever relating to or arising out of Mr. Young's employment with Employer, including any claim arising under common law, contractual claim (except for and as set forth in this Separation Agreement and Release or in any stock option agreement existing at the Termination Date between Mr. Young and CellStar), or any other federal, state or local statute or ordinance, Mr. Young agrees:

     a. that Mr. Young will and hereby does unconditionally release, acquit and forever discharge Employer, all of its parent, subsidiary and affiliated companies, and all of their officers, directors, representatives, employees and agents from any and all charges, complaints, claims, causes of action, suits and expenses (including attorney fees and costs actually incurred) of any nature whatsoever, known or unknown, regarding any matter existing on or prior to the date hereof, including without limitation those obligations or matters relating to or arising out of the Employment Agreement which is hereby terminated and Mr. Young's employment or separation thereof from Employer, except as specifically expressed in this instrument or under any stock option agreement existing at the Termination Date between Mr. Young and CellStar. THIS RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THE EMPLOYMENT AGREEMENT (EXCEPT FOR AND AS SET FORTH IN THIS SEPARATION AGREEMENT, AND IN ANY STOCK OPTION AGREEMENT EXISTING AT THE TERMINATION DATE BETWEEN MR. YOUNG AND EMPLOYER), MR. YOUNG'S EMPLOYMENT WITH EMPLOYER AND THE SEPARATION THEREOF, OR ANY BENEFITS ASSOCIATED WITH SUCH EMPLOYMENT, INCLUDING ANY CLAIM UNDER TITLE VII OF THE CIVIL RIGHTS ACTS OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, OR ANY OTHER COMMON LAW, CONTRACTUAL OR STATUTORY CLAIM; and

     b. that Mr. Young will not file any charges or complaints against Employer or any of its affiliates with the Equal Employment Opportunity Commission, the Texas Commission on Human Rights, or any other local, state or federal agency or court, and that if Mr. Young filed or has filed any such complaint or charge, and/or if any such agency or court assumes jurisdiction of any complaint or charge against Employer or any of its affiliates on behalf of Mr. Young, Mr. Young will request such agency or court to withdraw from the matter and dismiss said action.

     4. Employer releases Mr. Young from any and all claims related to, or arising out of, Mr. Young's performance of his job duties, so long as he acted in good faith, in a manner he reasonably thought to be in, or not opposed to, the best interests of the company and had no reasonable cause to believe his conduct was unlawful or illegal.

     5. Notwithstanding anything herein contained to the contrary, from and after the date hereof Mr. Young shall have full rights as described in Article 4 of the Employment Agreement with respect to actions taken or omitted by him on behalf of the Employer during his employment and also with respect to any third-party claims.

     6. Except as required by law, all parties agree that they will keep the terms, amount and existence of this Agreement confidential, except for disclosures to Mr. Young's spouse, attorney and

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financial advisors, and that neither party hereto will make any disparaging statements or allegations about the other to any person or governmental agency, including comments about Employer's employees, officers, directors or agents or about the reputations of Employer or any such person. It is recognized that CellStar may be required to file a copy of this Agreement with the Securities and Exchange Commission, issue a press release relating to Mr. Young's separation, and make other disclosures required of a public company pursuant to applicable law, and any such filing, press release or disclosure shall not be deemed to violate the provisions of this Agreement.

     7. The provisions of Article 2 of the Employment Agreement are incorporated herein and remain in effect as if set forth herein in their entirety, for a period of one (1) year following the Termination Date.

     8. As a further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including, without limitation, attorneys fees incurred as a result of any effort, action or lawsuit to enforce this Agreement. In addition, any breach of the Agreement will entitle the non-breaching party to seek injunctive relief to enforce this Agreement and to recover any actual damages incurred as a result of said breach. In the event of litigation, the losing party must pay the attorneys fees of the prevailing party.

     9. Mr. Young represents and acknowledges that in executing the Agreement he does not rely and has not relied upon any representation made by Employer or its agents, representatives or attorneys with regard to the subject matter, basis or fact of said Agreement, except on those contained in this Agreement. The parties agree that this Agreement represents a resolution of various matters and shall not be construed to be an admission of any liability or obligation by either party to the other party.

     10. This Agreement shall be binding upon and inure to the benefit of Mr. Young and, upon Mr. Young's death, his heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Employer, all of its parent, subsidiary and affiliated companies, and any corporation or other entity into which or with which any thereof shall be liquidated, merged or consolidated.

     11. This Agreement is made within the State of Texas and shall in all respects be interpreted, enforced and governed under the laws thereof, and shall in all cases be construed as a whole (according to its fair meaning and not strictly for or against any of the parties).

     12. Should any provision of this Agreement be declared or be determined illegal and invalid, the validity of the remaining parts will not be affected.

     13. The parties, by their signatures below, represent and agree that (a) each has read this Agreement carefully and completely, and understands all provisions contained therein; (b) Mr. Young has been given a period of at least twenty-one (21) days to consider and review this Agreement; (c) Mr. Young has seven (7) days after he signs this Agreement to revoke it, in which case this Agreement and all obligations contained herein are null and void; and (d) Mr. Young is aware of his right to consult with legal counsel and has ample opportunity to do so if he so desires.

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     14. No change or modification of this Agreement shall be valid unless in writing and signed by all parties hereto.

     15. Mr. Young will cooperate with Employer in response to requests for information or assistance by Employer in connection with all matters relating to or arising out of his employment with Employer.

     16. Mr. Young represents that he has not disclosed, and agrees that he will not disclose material non-public information about Employer or any of its parent, subsidiary or affiliate companies to anyone other than Employer's officers, directors, attorneys and accountants.

     17. CellStar guarantees the payment and performance of all obligations of Employer under this Separation Agreement and Release and agrees it will pay or perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or Parent will be deemed to be notice to Parent for purposes of this guaranty.

                                    ********

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     18. MY SIGNATURE BELOW INDICATES THAT I HAVE READ THE ABOVE AGREEMENT AND
VOLUNTARILY AGREE AND CONSENT TO THE TERMS AND CONDITIONS THEREIN.


/s/ AUSTIN P. YOUNG                             Signed in Carrollton, Texas
-----------------------                         on JANUARY 11, 2002
Austin P. Young



     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 11 day of JANUARY 2002.

                                                /s/ SHELLY T. SHEETS
                                                ------------------------------
                                                Notary Public in and for the
                                                State of Texas


CELLSTAR LTD.


By:  National Auto Center, Inc.



     By:  /s/ ELAINE FLUD RODRIGUEZ             Signed in Carrollton, Texas
         --------------------------             on JANUARY 11, 2002
             Elaine Flud Rodriguez
             Sr. Vice President
             And General Counsel


CELLSTAR CORPORATION


By: /s/ ELAINE FLUD RODRIGUEZ                   Signed in Carrollton, Texas
    --------------------------                  on JANUARY 11, 2002
         Elaine Flud Rodriguez
         Sr. Vice President
         And General Counsel

     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 11 day of JANUARY 2002.

                                                /s/ SHELLY T. SHEETS
                                                ------------------------------
                                                Notary Public in and for the
                                                State of Texas

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